SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 4, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

All references in this Form 8-K to “we,” “our,” “us” or similar references mean ONEOK, Inc. and its subsidiaries.

Westar Industries, Inc., a wholly-owned subsidiary of Westar Energy, Inc., currently owns 4,714,434 shares of our common stock and 21,815,386 shares of our $0.925 Series D Non-Cumulative Convertible Preferred Stock (which we refer to in this Form 8-K as Series D convertible preferred stock). Subject to various terms and conditions, the Series D convertible preferred stock is convertible into shares of our common stock on a one-for-one basis. In February 2003, we repurchased approximately $300 million of our preferred stock from Westar and entered into a series of agreements with Westar relating to its continued ownership of our stock. These agreements relate, among other things, to:

•	prohibitions on Westar taking various actions, including with respect to our securities or business combination transactions involving us;

•	restrictions on Westar’s ability to transfer our equity securities;

•	Westar’s agreement to vote all our voting securities it owns in a specified manner;

•	Westar’s right to designate one director to our board; and

•	our obligation to register our securities owned by Westar for resale under the Securities Act of 1933.

On August 4, 2003, we entered into a new transaction agreement with Westar, which, among other things, amended various of these agreements. Under the new transaction agreement, Westar agreed to use its commercially reasonable efforts to effect an underwritten public offering of shares of our common stock issuable upon conversion of a portion of the shares of our Series D convertible preferred stock it currently owns. The new transaction agreement further provides that, simultaneously with the consummation of the offering with gross proceeds from the sale of our common stock upon conversion of our Series D convertible preferred stock exceeding $150 million, we will purchase from Westar a number of shares of our common stock currently owned by Westar equal to $50 million divided by the per share public offering price of our common stock in the Westar offering. If the gross proceeds of the offering exceed $150 million, under the new transaction agreement Westar may also sell in the offering all or any portion of the shares of our common stock that it currently owns, excluding shares of our common stock that we have agreed to repurchase from Westar. A copy of the new transaction agreement is attached as an exhibit to this Form 8-K.

We are also filing as Exhibit 1.1 to this Form 8-K the form of Underwriting Agreement relating to the proposed underwritten public offering described above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

1.1	Form of Underwriting Agreement among ONEOK, Inc., Westar Energy, Inc., Westar Industries, Inc. and J.P. Morgan Securities Inc.

10.1	Transaction Agreement between Westar Energy, Inc., Westar Industries, Inc., and ONEOK, Inc., dated August 4, 2003.

99.1	Press release issued by ONEOK, Inc. dated August 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: August 4, 2003	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

1.1	Form of Underwriting Agreement among ONEOK, Inc., Westar Energy, Inc., Westar Industries, Inc. and J.P. Morgan Securities Inc.

10.1	Transaction Agreement between Westar Energy, Inc., Westar Industries, Inc., and ONEOK, Inc., dated August 4, 2003.

99.1	Press release issued by ONEOK, Inc. dated August 4, 2003.